Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:

Ralph Giacobbe

860-787-7968

Ralph.Giacobbe@cigna.com

MEDIA CONTACT:

Justine Sessions

860-810-6523

Justine.Sessions@cigna.com

Cigna Reports Strong Second Quarter 2022 Results, Raises 2022 Outlook

•	Total revenues in the second quarter were $45.5 billion
•	Shareholders’ net income for the second quarter was $1.6 billion, or $4.90 per share
•	Adjusted income from operations[2] for the second quarter was $2.0 billion, or $6.22 per share
•	Adjusted income from operations[2,3] for 2022 is now projected to be at least $22.90 per share[3]

BLOOMFIELD, CT, August 4, 2022 – Global health services company Cigna Corporation (NYSE: CI) today reported strong second quarter 2022 results reflecting revenue and earnings growth across its businesses.

“Our focus on our customers, patients and clients continues to resonate in the market as our strong results and positive momentum reinforce the value we are delivering,” said David M. Cordani, chairman and chief executive officer. “Evernorth and Cigna Healthcare continue driving our strong performance, and our focus on ongoing innovation positions us for sustained, differentiated growth.”

Total revenues for second quarter 2022 were $45.5 billion. Adjusted revenues1 were $45.4 billion and reflect strong contributions from each of Cigna's ongoing businesses.

Shareholders’ net income for second quarter 2022 was $1.6 billion, or $4.90 per share, compared with $1.5 billion, or $4.25 per share, for second quarter 2021.

Cigna's adjusted income from operations2 for second quarter 2022 was $2.0 billion, or $6.22 per share, compared with $1.8 billion, or $5.24 per share, for second quarter 2021 reflecting strong earnings contributions across the Company’s businesses.

Reconciliations of total revenues to adjusted revenues1 and of shareholders’ net income to adjusted income from operations2 are provided on the following page and on Exhibit 1 of this earnings release.

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CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues1 and shareholders’ net income to adjusted income from operations2:

Consolidated Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022

Total Revenues	$45,480	$43,131	$44,005	$89,485
Net Realized Investment (Gains) Losses from Equity Method Investments[1]	(49)	(24)	103	54
Adjusted Revenues[1]	$45,431	$43,107	$44,108	$89,539

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,559	$1,467	$1,183	$2,742
Net Realized Investment (Gains) Losses[2]	16	(70)	355	371
Amortization of Acquired Intangible Assets[2]	383	388	356	739
Special Items[2]	23	23	37	60
Adjusted Income from Operations[2]	$1,981	$1,808	$1,931	$3,912

Shareholders’ Net Income, per share	$4.90	$4.25	$3.68	$8.57
Adjusted Income from Operations[2], per share	$6.22	$5.24	$6.01	$12.23

•	Adjusted income from operations[2] for the second quarter 2022 increased 9.6% from second quarter 2021 with strong contributions from Evernorth and Cigna Healthcare.

•	The adjusted SG&A expense ratio[4] was 7.1% for second quarter 2022 compared to 6.9% for second quarter 2021.

•	The debt-to-capitalization ratio was 42.1% at June 30, 2022, in line with first quarter 2022.

•	Year to date through June 30, 2022, the Company repurchased 9.7 million shares of common stock for approximately $2.3 billion. Additionally, in July 2022, the Company received an initial delivery of 10.4 million shares of our common stock in accordance with the Accelerated Share Repurchase Agreements announced in June.

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CUSTOMER RELATIONSHIPS

The following table summarizes Cigna’s medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2022	2021	2022	2021

Total Customer Relationships[5]	191,265	178,862	190,370	185,672

Total Pharmacy Customers	108,221	101,929	107,440	107,298

U.S. Commercial	14,652	13,760	14,621	13,854
U.S. Government	1,379	1,484	1,402	1,510
International Health	1,775	1,677	1,756	1,717
Total Medical Customers[5,6]	17,806	16,921	17,779	17,081

Behavioral Care	44,145	39,110	44,078	40,380
Dental	18,209	17,725	18,169	17,731
Medicare Part D	2,884	3,177	2,904	3,182

•	Total customer relationships[5] at second quarter 2022 grew by 3% year to date to 191.3 million.

•	The total medical customer base[5,6] at second quarter 2022 grew to 17.8 million, an increase of 725,000 customers year to date, driven by growth in U.S. Commercial fee-based client relationships, partially offset by a decrease in U.S. Government inclusive of the divestiture of the Medicaid business.

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HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations2 to shareholders’ net income.

Evernorth

This segment includes a broad range of coordinated and point solution health services and capabilities, including pharmacy benefits services, specialty pharmacy and care services, which are provided to health plans, employers, government organizations, and health care providers.

Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022

Adjusted Revenues[1]	$34,863	$32,592	$33,586	$68,449
Adjusted Income from Operations, Pre-Tax[2]	$1,475	$1,413	$1,302	$2,777
Adjusted Margin, Pre-Tax[7]	4.2%	4.3%	3.9%	4.1%

•	Second quarter 2022 adjusted revenues[1] increased 7% relative to second quarter 2021 reflecting strong organic growth in specialty pharmacy services.

•	Second quarter 2022 adjusted income from operations, pre-tax[2] increased 4% relative to second quarter 2021, reflecting continued affordability improvements, growth in specialty pharmacy and specialty distribution businesses and expense favorability. These were partially offset by strategic investments in expanding our services portfolio and digital capabilities as well as lower network and home delivery volumes.

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Cigna Healthcare6

This segment includes Cigna’s U.S. Commercial, U.S. Government, and International Health businesses that provide comprehensive medical and coordinated solutions to clients and customers. U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, vision, health advocacy programs and other products and services for insured and self-insured customers. U.S. Government solutions include Medicare Advantage, Medicare Supplement, and Medicare Part D plans for seniors, and individual health insurance plans both on and off the public exchanges. International Health solutions include health care coverage in our international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022

Adjusted Revenues[1,8]	$11,337	$11,149	$11,392	$22,729
Adjusted Income from Operations, Pre-Tax[2]	$1,240	$1,049	$1,279	$2,519
Adjusted Margin, Pre-Tax[7]	10.9%	9.4%	11.2%	11.1%

•	Second quarter 2022 adjusted revenues[1,8] grew 4% over second quarter 2021 absent the divestiture of our Medicaid business[11]. This reflects increased specialty contributions, premium increases to cover underlying cost trends and U.S. Commercial customer growth.

•	Second quarter 2022 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] increased 18% relative to second quarter 2021 primarily due to a lower MCR[4] and increased specialty contributions, partially offset by the absence of favorable non-recurring items recorded in second quarter 2021.

•	The Cigna Healthcare MCR[4] of 80.7% for second quarter 2022 compares to 84.4% for second quarter 2021, reflecting moderated medical costs, including lower direct COVID-19 costs and effective execution in pricing and affordability initiatives in our U.S. Commercial business, as well as improved Medicare Advantage risk adjustment revenues.

•	Cigna Healthcare net medical costs payable[9] was $4.29 billion at June 30, 2022, $4.02 billion at June 30, 2021, and $4.00 billion at December 31, 2021. Favorable prior year reserve development on a gross pre-tax basis was $268 million and $228 million through second quarter 2022 and 2021, respectively.

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Corporate and Other Operations6

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations. Additionally, this discussion includes items reported in Other Operations which is comprised of the international life, accident, and supplemental benefits businesses6, Corporate Owned Life Insurance (“COLI”), our interest in a joint venture in Türkiye and the Company’s run-off operations.

Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022

Adjusted (Loss) from Operations, Pre-Tax[2]	$(168)	$(129)	$(117)	$(285)

•	Second quarter 2022 adjusted loss from operations, pre-tax[2] was unfavorable to second quarter 2021 primarily reflecting an increase in operating expenses for enterprise-wide initiatives.

•	On July 1, 2022, the Company completed the sale of its life, accident and supplemental benefits businesses in six countries (Hong Kong, Indonesia, New Zealand, South Korea, Taiwan and Thailand) to Chubb for approximately $5.4 billion in cash.

7

2022 OUTLOOK

Cigna's outlook for full year 2022 adjusted revenues1,3 is projected to be at least $178 billion. Cigna’s outlook for full year 2022 consolidated adjusted income from operations2,3 is projected to be at least $7.165 billion, or at least $22.90 per share3. Additionally, this outlook includes the impact of expected future share repurchases and anticipated 2022 dividends.

(dollars in millions, except where noted and per share amounts)
2022 Consolidated Metrics	Projection for Full Year Ending December 31, 2022	Change from Prior Projection
Adjusted Revenues[1,3]	at least $178,000	+$1,000
Adjusted Income from Operations[2,3]	at least $7,165	+$115
Adjusted Income from Operations, per share[2,3]	at least $22.90	+$0.30
Adjusted SG&A Expense Ratio[3,4]	7.1% to 7.3%	+10 bps at the midpoint
Adjusted Tax Rate[3,10]	22.0% to 22.5%
Cash Flow from Operations[3]	at least $8,500	+$250
Weighted Average Shares Outstanding (millions)[3]	312 to 314	+1.0 at the midpoint

2022 Evernorth Metrics
Adjusted Income from Operations, Pre-Tax[2,3]	~$6,125	+$25

2022 Cigna Healthcare Metrics
Adjusted Income from Operations, Pre-Tax[2,3]	~$4,025	+$75
Medical Care Ratio[3,4]	81.5% to 82.5%	-75 bps at the midpoint
Total Medical Customer Growth (lives)[3,5]	at least 800,000	‘+75,000

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The foregoing statements represent the Company’s current estimates of Cigna's 2022 consolidated and segment adjusted income from operations2,3 and other key metrics as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (https://investors.cigna.com/home/default.aspx). Management will be hosting a conference call to review second quarter 2022 results and discuss full year 2022 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of Cigna's website located at https://investors.cigna.com/events-and-presentations/default.aspx.

The call-in numbers for the conference call are as follows:

Live Call

(888) 455-5036 (Domestic)

(773) 799-3981 (International)

Passcode: 842022

Replay

(800) 934-9697 (Domestic)

(203) 369-3395 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health services company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Connecticut General Life Insurance Company, Evernorth companies or their affiliates, and Express Scripts companies or their affiliates. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has over 190 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

1.	Adjusted revenues is used by Cigna’s management because it permits analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and Cigna's share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business. Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

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2.	Adjusted income (loss) from operations is a principal financial measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. Adjusted income from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income/loss attributable to noncontrolling interests for the segment metric) excluding net realized investment results, amortization of acquired intangible assets and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

3.	Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond Cigna’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the potential effects of any other business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of expected future share repurchases and anticipated 2022 dividends.

As announced in January 2021, Cigna currently intends to pay regular quarterly dividends, with future declarations subject to approval by its Board of Directors and the Board’s determination that the declaration of dividends remains in the best interests of Cigna and its shareholders. The decision of whether to pay future dividends and the amount of any such dividends will be based on the Company’s financial position, results of operations, cash flows, capital requirements, the requirements of applicable law and any other factors the Board of Directors may deem relevant.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

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4.	Operating ratios are defined as follows:
•	The Cigna Healthcare medical care ratio represents medical costs as a percentage of premiums for all U.S. Commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, individual on and off-exchange products, and health care products within our International Health business, within the Cigna Healthcare segment.
•	Adjusted SG&A expense ratio for second quarter 2022 represents enterprise selling, general and administrative expenses of $3,256 million excluding special items of $30 million as a percentage of adjusted revenue at a consolidated level. Adjusted SG&A expense ratio for second quarter 2021 represents enterprise selling, general and administrative expenses of $2,996 million excluding special items of $16 million as a percentage of adjusted revenue at a consolidated level.

5.	Customer relationships are defined as follows:
•	Total medical customers includes individuals in the Cigna Healthcare segment who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.
•	Prior year lives include the Medicaid customers which were divested on January 1, 2022.
•	International Health medical customers excludes medical customers served by less than 100% owned subsidiaries and customers that are part of the businesses sold pursuant to the divestiture of the international life, accident, and supplemental benefits businesses[6]. Prior year lives have been restated to conform to this presentation.
•	Policies issued by the businesses subject to the definitive agreement to sell certain of our international life, accident, and supplemental benefits businesses[6] and our joint venture in Türkiye have been excluded from customer relationships.

6.	On July 1, 2022, the Company completed the sale of its life, accident and supplemental benefits businesses in six countries (Hong Kong, Indonesia, New Zealand, South Korea, Taiwan and Thailand) to Chubb INA Holdings, Inc. ("Chubb") for approximately $5.4 billion in cash (the "Chubb Transaction"); as previously agreed, we excluded our interest in a joint venture in Türkiye from the Chubb Transaction.

During the fourth quarter of 2021, in connection with the Chubb Transaction, we revised our business reporting structure and adjusted our segment reporting accordingly. Segment results for the three and six months ended June 30, 2021 have been restated to conform to the new segment presentation. See Cigna’s Current Report on Form 8-K filed on January 24, 2022 for additional information.

7.	Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

8.	Cigna owns a 50% noncontrolling interest in its China joint venture. As such, the adjusted revenues for the Cigna Healthcare segment only include Cigna’s 50% share of the joint venture’s earnings reported in Fees and Other Revenues using the equity method of accounting under GAAP.

9.	Medical costs payable within the Cigna Healthcare segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $4.49 billion as of June 30, 2022, $4.26 billion as of December 31, 2021, and $4.23 billion as of June 30, 2021.

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10.	The measure “adjusted tax rate” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “consolidated effective tax rate”. We define adjusted tax rate as the consolidated income tax rate applicable to the Company’s pre-tax income excluding pre-tax income/loss attributable to noncontrolling interests, net realized investment results, amortization of acquired intangible assets, and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof include (i) future net realized investment results and (ii) future special items.

11.	Medicaid adjusted revenues in second quarter 2021 were approximately $250 million. Cigna Healthcare adjusted revenues in second quarter 2021 excluding the Medicaid adjusted revenues were $10,899 million.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income from operations outlook for 2022 on a consolidated, per share, and segment basis; projected adjusted revenue outlook for 2022; projected total medical customer growth over year end 2021; projected medical care and adjusted SG&A expense ratios; projected consolidated adjusted tax rate; projected cash flow from operations; future dividends; projected weighted average shares outstanding; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients, including in light of the challenges presented by the COVID-19 pandemic; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas and the impact of the developing inflationary pressures; the ongoing Russia-Ukraine conflict; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; strategic transactions, including the sale of our international life, accident and supplemental benefits businesses; and other statements regarding Cigna’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “project,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our strategic and operational initiatives; our ability to adapt to changes in an evolving and rapidly changing industry; our ability to compete effectively, differentiate our products and services from those of our competitors and maintain or increase market share; price competition, inflation and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with physicians, hospitals, other health service providers and with producers and consultants; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing or industry pricing benchmarks; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations; the scale, scope and duration of the COVID-19 pandemic and its potential impact on our business, operating results, cash flows or financial condition; risks related to strategic transactions and realization of the expected benefits of such transactions, including with respect to the sale of our international life, accident and supplemental benefits businesses, as well as integration or separation difficulties or underperformance relative to expectations; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; uncertainties surrounding participation in government-sponsored programs such as Medicare; the outcome of litigation, regulatory audits and investigations; compliance with applicable privacy, security and data laws, regulations and standards; potential failure of our prevention, detection and control systems; unfavorable economic and market conditions including the risk of a recession or other economic downturn and resulting impact on employment metrics, stock market or interest rate declines and risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; unfavorable industry, economic or political conditions; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION	Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)
	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2022	2021	2022	2021	2022

REVENUES

Pharmacy revenues	$31,972	$30,047	$62,669	$58,072	$30,697
Premiums	10,426	10,323	20,782	20,537	10,356
Fees and other revenues	2,757	2,451	5,295	4,792	2,538
Net investment income	325	310	739	701	414
Total Revenues	45,480	43,131	89,485	84,102	44,005
Net realized investment results from certain equity method investments	(49)	(24)	54	(10)	103
Adjusted revenues (1)	$45,431	$43,107	$89,539	$84,092	$44,108

SHAREHOLDERS’ NET INCOME

Shareholders' net income	$1,559	$1,467	$2,742	$2,628	$1,183
After-tax adjustments to reconcile adjusted income from operations
Net realized investment (gains) losses (2)	16	(70)	371	(57)	355
Amortization of acquired intangible assets	383	388	739	776	356
Special Items
Integration and transaction-related costs	26	14	63	36	37
Charge for organizational efficiency plan	17	—	17	—	—
Charges (benefits) associated with litigation matters	(20)	—	(20)	(21)	—
Debt extinguishment costs	—	9	—	110	—
Adjusted income from operations	$1,981	$1,808	$3,912	$3,472	$1,931

Pre-tax adjusted income (loss) from operations by segment
Evernorth	$1,475	$1,413	$2,777	$2,636	$1,302
Cigna Healthcare (3)	1,240	1,049	2,519	2,091	1,279
Corporate and Other Operations (3)	(168)	(129)	(285)	(252)	(117)
Consolidated pre-tax adjusted income from operations	2,547	2,333	5,011	4,475	2,464
Adjusted income tax expense	(566)	(525)	(1,099)	(1,003)	(533)
Consolidated after-tax adjusted income from operations	$1,981	$1,808	$3,912	$3,472	$1,931

DILUTED EARNINGS PER SHARE

Shareholders’ net income	$4.90	$4.25	$8.57	$7.54	$3.68
After-tax adjustments to reconcile to adjusted income from operations
Net realized investment (gains) losses (2)	0.05	(0.20)	1.16	(0.16)	1.10
Amortization of acquired intangible assets	1.20	1.12	2.31	2.22	1.11
Special items
Integration and transaction-related costs	0.08	0.04	0.20	0.10	0.12
Charge for organizational efficiency plan	0.05	—	0.05	—	—
Charges (benefits) associated with litigation matters	(0.06)	—	(0.06)	(0.06)	—
Debt extinguishment costs	—	0.03	—	0.32	—
Adjusted income from operations (4)	$6.22	$5.24	$12.23	$9.96	$6.01
Weighted average shares (in thousands)	318,304	344,929	319,784	348,434	321,282
Common shares outstanding (in thousands)			315,364	341,634	318,502

SHAREHOLDERS' EQUITY at June 30,			$45,892	$48,709

SHAREHOLDERS' EQUITY PER SHARE at June 30,			$145.52	$142.58

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: special items and Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Includes the Company’s share of certain realized investments results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting.

(3) Amounts for the three and six months ended June 30, 2021 have been restated to reflect updated segment reporting. See Note 6 for further description of this change.

(4) Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income/loss attributable to noncontrolling interests for the segment metric) excluding the following adjustments: net realized investment results, amortization of acquired intangible assets and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded.